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                                                                    Exhibit 21.1

                            Schedule of Subsidiaries

               Name                               Jurisdiction of Incorporation
               ----                               -----------------------------
Glyko, Inc.                                       Delaware
Glyko, Inc.                                       California
BioMarin Acquisition (Del.) Inc.                  Delaware
     BioMarin Acquisition (Nova Scotia)           Nova Scotia, Canada
     Company
        Glyko Biomedical Ltd.                     British Columbia
BioMarin Enzymes Inc.                             Delaware
     BioMarin Pharmaceutical Nova Scotia          Nova Scotia, Canada
     Company
BioMarin Genetics, Inc.                           Delaware
BioMarin/Genzyme LLC                              Delaware
BioMarin Holdings (Del.) Inc.                     Delaware
     BioMarin Holdings (Nova Scotia) Company      Nova Scotia, Canada
        BioMarin Delivery Canada Inc.             Canada
     BioMarin Pharmaceutical Delivery Nova        Nova Scotia, Canada
     Scotia Company
         BioMarin Pharmaceutical (Canada) Inc.    Canada